EXHIBIT 99.906 CERTIFICATATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Registrant: Nicholas II, Inc.

Form: N-CSR Semiannual Report dated September 30, 2003

I, Albert O. Nicholas, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 03/09/2004

/s/ Albert O. Nicholas

Albert O. Nicholas, President (Chief executive officer)

I, Jeffrey T. May, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 03/09/2004

/s/ Jeffrey T. May

Jeffrey T. May, Treasurer (Chief financial officer)